Exhibit 99.3

EaglePicher Holdings, Inc. and EaglePicher Incorporated

Contact:
Tom Pilholski, (602) 794-9600

EAGLEPICHER HOLDINGS, INC. AND EAGLEPICHER INCORPORATED
PROVIDE RESPONSES TO INVESTOR QUESTIONS

     PHOENIX, Arizona, March 31, 2005 – EaglePicher Holdings, Inc. (“EP Holdings”) and EaglePicher Incorporated (“EPI” and together with EP Holdings, “EaglePicher”) announced that they have posted on their web site responses to questions submitted following their March 24, 2005 investor teleconference. EaglePicher also posted a transcript of the teleconference. These items can be found at www.eaglepicher.com under “About EaglePicher” and “Investor Relations.” These items have also been filed as an exhibit to Form 8-K filed with the U.S. Securities and Exchange Commission where it is available at www.sec.gov.

EaglePicher Incorporated, founded in 1843 and headquartered in Phoenix, Arizona, is a diversified manufacturer and marketer of innovative, advanced technology and industrial products and services for space, defense, environmental, automotive, medical, filtration, pharmaceutical, nuclear power, semiconductor and commercial applications worldwide. The company has 3,900 employees and operates more than 30 plants in the United States, Canada, Mexico and Germany. Additional information on the company is available on the Internet at www.eaglepicher.com.

EaglePicher Holdings, Inc. is the parent of EaglePicher Incorporated.

EaglePicher™ is a trademark of EaglePicher Incorporated.

Forward-looking Statements. This release contains statements which, to the extent that they are not recitations of historical fact, constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. These include any statements about future business operations, financial performance or market conditions. Such forward-looking information involves risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties are discussed in Eagle-Picher Holding’s filings with the U.S. Securities and Exchange Commission.

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